Exhibit 16



                          SCHUMACHER & ASSOCIATES, INC.
                          Certified Public Accountants
                 12835 East Arapahoe Road, Tower II, Suite 110-B
                               Englewood, CO 80112
                       (303) 792-2466 (FAX) (303) 792-2467


December 30, 1998



United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Oralabs, Inc.

Ladies and Gentlemen:

The undersigned Schumacher & Associates, Inc. previously acted as independent accountants to audit the financial statements of Oralabs Holding Corp. ("the Company"). We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4 of the Company's Form 8-K dated December 29, 1998, captioned "Changes in Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Dated this 30th day of December 1998.

Sincerely,



/s/ Schumacher & Associates, Inc.
    Schumacher & Associates, Inc.